                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              PROVENA FOODS, INC.
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               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                               PROVENA FOODS INC.
                             5010 Eucalyptus Avenue
                            Chino, California  91710

            NOTICE OF APRIL 24, 2001 ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF PROVENA FOODS INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Provena Foods Inc., a California corporation, will be held on Tuesday, April 24, 2001, at 11:00 a.m., at the Corporation's principal office at 5010 Eucalyptus Avenue, Chino, California 91710 for the following purposes:

     1. To elect directors to serve until the next Annual Meeting of Shareholders;

     2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 5, 2001 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, said meeting or any adjournment thereof.

     WHETHER OR NOT YOU PLAN TO ATTEND, WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY, WHICH YOU MAY REVOKE PRIOR TO ITS USE.


                                PROXY STATEMENT
                                ---------------

     This Proxy Statement relates to the solicitation by the Board of Directors of Provena Foods Inc. (the "Company") of proxies to be used at the Company's April 24, 2001 Annual Meeting of Shareholders (and any adjournment thereof) for the purposes set forth in the above Notice. This Proxy Statement is to be mailed to shareholders on or about March 12, 2001. All expenses of distributing this Proxy Statement, the Notice, and the Proxy card are to be borne by the Company.

     Shares represented by a Proxy card returned properly signed will be voted as directed in the Proxy card. If no direction is made for a matter, the Proxy will be voted for the matter. A Proxy may be revoked at any time before it is voted at the meeting.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     Only shareholders of record at the close of business on March 5, 2001 are entitled to vote at the meeting or any adjournment thereof. On that date the Company had outstanding 3,048,172 shares of common stock. Each share is entitled to one vote, subject to the right to cumulate votes in the election of directors, as described below under Election of Directors.


                                   IMPORTANT

              PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

     The following table sets forth, for each officer, director and 5% shareholder of the Company and for all officers and directors as a group (8 persons), the number and percent of outstanding shares of common stock of the Company owned on March 5, 2001.

                                               Shares Beneficially Owned(2)
                                        ----------------------------------------
                                        Without Options(6)  Options Exercised(7)
                                        ----------------------------------------
     Name or Category(1)                 Number    Percent    Number     Percent
     -------------------                ---------  -------   ---------   -------

     John D. Determan                     335,327   11.0%      335,327    10.6%
     Penny S. Bolton Estate (3)           378,463   12.4%      378,463    12.0%
     Theodore L. Arena                    140,994    4.6%      232,452     7.4%
     Ronald A. Provera (4)                322,330   10.6%      322,330    10.2%
     Santo Zito                           362,330   11.9%      362,330    11.5%
     Thomas J. Mulroney (5)                18,338     .6%       33,991     1.1%
     Louis A. Arena                       288,030    9.4%      288,030     9.1%
     John M. Boukather                      3,076     .1%        3,076      .1%
     Joseph W. Wolbers                     12,250     .4%       12,250      .4%
     Officers and Directors             1,482,675   48.6%    1,589,786    50.4%
     Shares Outstanding                 3,048,172    100%    3,155,283     100%

-------------------
(1) The address for each person is c/o Provena Foods Inc., 5010 Eucalyptus Avenue, Chino, California 91710.
(2)  All shares are held directly except as noted below.
(3) Penny S. Bolton was the widow of James H. Bolton, former chairman of the Company. She died suddenly of an illness on March 5, 2001. Her shares are not included in the group's shares.
(4) Includes 320,930 shares held by the family trust of Ronald A. Provera and his wife, Madelyn M. Provera.
(5)  Includes 3,800 shares owned by Marsha Mulroney, wife of Thomas J. Mulroney.
(6) Excludes options under the Company's Incentive Stock Option Plan to Theodore L. Arena to purchase 91,458 shares, to Thomas J. Mulroney to purchase 15,653 shares and to all officers and directors as a group to purchase 107,111 shares.
(7)  The options of Messrs. Arena, Mulroney, and the group are deemed exercised.

    No other person is known to the Company to own beneficially more than 5% of the outstanding shares of common stock of the Company.

    Based on copies of filed forms and written representations, the Company believes that all officers, directors and 10% shareholders have timely filed all Forms 3, 4 and 5 required for 2000 and (except as previously disclosed) prior years by Section 16(a) of the Securities Exchange Act.

                             ELECTION OF DIRECTORS

    Eight directors are to be elected to serve until their successors are elected at the next annual meeting. Shareholders are entitled to cumulate votes for directors upon notice by a shareholder at the meeting prior to the voting. Under cumulative voting, each shareholder may cast a number of votes equal to the number of directors to be elected multiplied by the number of the shareholder's shares, and may allocate the votes to one or distribute them among some or all of the candidates. The eight candidates nominated prior to the voting receiving the highest number of votes are elected directors.

    Unless otherwise directed in the Proxy card, if cumulative voting is invoked, votes under proxies received pursuant to this solicitation will be distributed among the eight nominees listed below so as to elect as many of them as possible. If any nominees become unavailable, the proxies may be voted in the proxyholders' discretion for substitute nominees.

                        NOMINEES FOR BOARD OF DIRECTORS

    The name, age, principal position for the past five years and other relevant information for each nominee for the Board of Directors is as follows:

    John D. Determan, age 68, has been a vice president and director of the Company since 1972, General Counsel from 1986 to 1992, Chief Executive Officer from 1992 to 1998 and Chairman of the Board since 1992. He is a member of the option committee.

    Theodore L. Arena, age 58, has been the General Manager of the Company's Swiss American Sausage Co. meat division since 1976, the President and a director of the Company since 1985 and the Chief Executive Officer since 1998. He is the nephew of Louis A. Arena, a director of the Company.

    Ronald A. Provera, age 63, has been the secretary and a director of the Company since 1972 and was the General Manager of Sav-On Food Co., the Company's distribution business, from its formation in 1960 until its liquidation in 1991. He is currently providing sales support to the Company's Royal-Angelus Macaroni Company pasta division. He is a member of the option committee.

    Santo Zito, age 64, has been the Company's plant engineer since 1976, and a vice president and director of the Company since 1972. He is currently the General Manager of the pasta division. He is a member of the option committee.

    Thomas J. Mulroney, age 55, has been the Company's chief accountant since 1976, the Chief Financial Officer since 1987, a vice president since 1991, and a director since 1992.

    Louis A. Arena, age 78, has been a director of the Company since 1972, a vice president from 1972 to 1989, and General Manager of the pasta division from 1975 until his retirement in 1989. He is a member of the audit committee.

    Joseph W. Wolbers, age 71, has been a director of the Company since 1990. He retired in 1989 as a vice president of First Interstate Bank where he had been employed since 1950. He is Chairman of the audit committee.

    John M. Boukather, age 64, is a management consultant. He was the Director of Operations of PW Supermarkets from 1993 to 1994, Vice President, Retail Sales, of Certified Grocers of California, Ltd. from 1992 to 1993 and president of Pantry Food Markets from 1983 to 1987. He has been a director of the Company since 1987. He is a member of the audit committee.

                         BOARD COMMITTEES AND MEETINGS

    The Board of Directors has two committees, the audit committee and the option committee. The board has no executive, nominating or compensation committees, and the full board acts in these capacities.

    The audit committee's function is to oversee the Company's financial practices and controls and its relationship with its outside auditors, as provided by the audit committee charter adopted by the board on May 20, 2000 and set forth as Appendix A hereto. The audit committee met three times in 2000. The option committee's function is to administer the Company's 1987 Incentive Stock Option Plan. The option committee did not meet in 2000.

    The board held five formal meetings and did not act by unanimous written consent during 2000. All members were present at all board and committee meetings.

    Directors who are not officers or employees of the Company are paid a fee of $1,000 for each board meeting or committee meeting attended.

Audit Committee Report
----------------------

    Beginning with the 2nd quarter of 2000, the audit committee has met at least quarterly. The outside auditors were invited to each meeting to discuss any significant matters relating to the quality and accuracy of the Company's financial reporting principles, policies and practices. The auditors reported no material deficiencies. The committee reviewed and discussed with the auditors and management the results of the annual audit and the audited financial statements for the year 2000. The committee also reviewed with the auditors and received a written statement from them on their independence and any relationships that might compromise that independence. Based on the foregoing, the committee recommended to the board that the financial statements be included in the Form 10-K. Each member of the audit committee is independent within the meaning of the AMEX rules.

Joseph W. Wolbers             John M. Boukather                   Louis A. Arena

                             EXECUTIVE COMPENSATION

    The following table sets forth for the years ended December 31, 2000, 1999 and 1998, all compensation of all executive officers of the Company serving at December 31, 2000.

                                             Annual         SEP/IRA
      Name and Position          Year        Salary      Contributions
      -----------------          ----        ------      -------------

John D. Determan,                 2000       $82,051         $12,308
 Chairman of the Board            1999        80,637          12,096
                                  1998        80,771          12,116

Theodore L. Arena,                2000       127,323          19,098
 President and Chief              1999       127,344          19,102
 Executive Officer                1998       133,749          20,062

Ronald A. Provera,                2000       127,568          19,135
 Secretary                        1998       127,536          19,130
                                  1997       129,641          19,446

Santo Zito,                       2000       130,277          19,542
 Vice President                   1999       129,640          19,446
                                  1998       132,806          19,921

Thomas J. Mulroney,               2000       126,160          18,924
    Chief Financial Officer       1999       127,757          19,164
                                  1998       129,793          19,469

     See Incentive Stock Option Plan below for information on Incentive Stock
         ---------------------------
Options.  See Simplified Employee Pension Plan below for more information on
              --------------------------------
SEP/IRA Contributions.

     The Company does not currently pay bonuses or deferred compensation to executive officers or provide them with automobiles, employment contracts or "golden parachute" arrangements.

Simplified Employee Pension Plan
--------------------------------

     In 1988, the Company adopted a Simplified Employee Pension-Individual Retirement Accounts ("SEP-IRA") plan and executed SEP-IRA Agreements with Wells Fargo Bank, N.A. and Dean Witter Reynolds Inc., covering all employees at least 18 years old who have worked at least six months and earned at least $300 during the year, except certain union employees. Union plant employees at both divisions do not participate in the SEP-IRA plan under the terms of their current collective bargaining agreements.

     The Company makes contributions under the plan in the discretion of the board, allocated in proportion to compensation, to an Individual Retirement Account ("IRA") established by each eligible employee.

     Contributions, up to 15% of eligible compensation, are deductible by the Company and not taxable to the employee. An employee may withdraw SEP-IRA funds from the employee's IRA. Withdrawals are taxable as ordinary income, and withdrawals before age 59-1/2 may be subject to tax penalties.

     For 2000, the Company contributed $376,558 to IRA's under the plan.

Incentive Stock Option Plan
---------------------------

     In April 1987, the Company adopted an Incentive Stock Option Plan under
Section 422A of the Internal Revenue Code of 1986. Under the plan, as amended in 1988, for a period of 10 years from the date of adoption, an Option Committee appointed by the Board of Directors was authorized in its discretion to grant to key management employees options to purchase up to an aggregate of 261,704 shares of common stock of the Company. The purchase price of shares covered by an option could not be less than the market value of the shares on the date of grant and the term of an option could not exceed 10 years.

     Options may no longer be granted under the plan. No options were exercised in 2000. At January 1, 2001, outstanding options to purchase shares at $2-9/16 per share were held 91,458 by Theodore L. Arena and 15,653 by Thomas J. Mulroney. All outstanding options are exercisable at a price which exceeds the year end stock market closing price of $1-11/16 per share.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

     The Company has no compensation committee. All executive officers are members of the board and participate in the board's deliberations concerning executive compensation.

Board Report on Executive Compensation
--------------------------------------

     The major Company policy affecting past and current executive compensation is to run the Company for the benefit of its shareholders and not for the benefit of management. The board members own close to half of the outstanding shares of the Company. Four out of five of the executive officers are substantial shareholders of the Company. Executive officers who are substantial shareholders have the same interest as the other shareholders in the long term performance of the Company. Their stock interest causes them to be directly rewarded or penalized by the extent the Company pays dividends and maintains its growth, which should ultimately be reflected in the value of the Company's stock.

     The salary of the one executive officer who is not a substantial shareholder is based upon the judgment of the board of how well the officer is performing his duties and how well the Company is performing. There is no specific relationship between Company performance and compensation for any executive officer, other than through stock options for two executive officers.

John D. Determan    Ronald A. Provera    John M. Boukather   Thomas J. Mulroney
Theodore L. Arena   Santo Zito           Joseph W. Wolbers   Louis A. Arena

Performance Graph
-----------------

     The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's common stock to the S&P 500 Stock Index and the S&P Food Group Index for five years, assuming reinvestment of dividends.

                        5 YEAR CUMULATIVE TOTAL RETURNS
                      Assuming Reinvestment of Dividends

                       [PERFORMANCE GRAPH APPEARS HERE]


                        1995    1996    1997    1998    1999    2000
                        ----    ----    ----    ----    ----    ----
S&P 500 Stock Index     100     123     164     211     255     232
S&P Food Group Index    100     118     170     184     145     183
PRovena Foods Inc.      100      72      91      91      88      56


                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     KPMG LLP is the Company's firm of independent certified public accountants and is expected to continue in this capacity for the current year. KPMG LLP's audit fees for 2000 were $30,000 and there were no other charges. Representatives of KPMG LLP have indicated that they intend to be present at the Annual Meeting and will have an opportunity to address the shareholders and respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If any other business should properly come before the meeting, votes may be cast pursuant to the proxies solicited hereby with respect to such business in the discretion of the proxyholders.

                           2002 SHAREHOLDER PROPOSALS

          Any proposal a shareholder of the Company wishes to have presented at the 2002 Annual Meeting of Shareholders must be received by the Company by January 1, 2002.

                                             By Order of the Board of Directors.

                                                       JOHN D. DETERMAN
Chino, California                                    Chairman of the Board
March 12, 2001

           PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE
             ACCOMPANYING SELF-ADDRESSED POSTAGE PREPAID ENVELOPE.

                                   APPENDIX A

                               PROVENA FOODS INC.
                            AUDIT COMMITTEE CHARTER
                            -----------------------

     The audit committee shall be composed of three independent directors who have financial literacy - at least one of whom has financial sophistication. Meetings and actions of the audit committee shall be governed generally by the same rules of procedure as the board; the audit committee may select a member as chairman; minutes of audit committee meetings shall be filed chronologically with board and shareholder minutes; audit committee meetings may be called by any director or officer; and at least four audit committee meetings shall be held each year.

     The audit committee shall generally oversee the corporation's financial practices and controls and its relationship with its outside auditors and report significant matters to the board. The audit committee may investigate any matter within its purview, have direct access to the outside auditors and all corporate personnel and engage outside consultants.

     The audit committee shall: (a) review the outside auditors' audit plan and approve the estimate and payment of audit fees; (b) review, with the outside auditors and the chief financial officer, the results of the annual audit and the audited financial statements prior to the release of earnings or financial statements and recommend to the board whether the financial statements be included in the 10-K; (c) discuss quarterly with the outside auditors any significant matters relating to the quality and accuracy of the corporation's financial reporting principles, policies and practices; and (d) at least annually review with the outside auditors, and receive a written statement from the outside auditors on, their independence and any relationships that might compromise that independence.

     The board, as representatives of the shareholders, selects the outside auditors. The audit committee shall make any appropriate recommendation to the board regarding the selection of outside auditors.

     The audit committee shall prepare a report to be included in the annual proxy statement stating whether items (b), (c) and (d) above were done. The audit committee shall review and assess the adequacy of this charter annually and a copy shall be included as an appendix to the proxy statement unless a copy has been included within the past three years.

                                  APPENDIX A

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                              PROVENA FOODS INC.

                              SHAREHOLDER'S PROXY

          This Proxy is Solicited on Behalf of the Board of Directors

  The undersigned hereby appoints JOHN D. DETERMAN, THEODORE L. ARENA and RONALD A. PROVERA as Proxies, each with full power of substitution, to represent and to vote as directed below, all of the shares of common stock of Provena Foods Inc. held of record by the undersigned on March 5, 2001, at the Annual Meeting of Shareholders to be held on April 24, 2001 or any adjournment thereof.

  This Proxy, when properly executed, will be voted as the undersigned shareholder directs below.

      IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                  (Continued and To Be Signed on Other Side)

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                             FOLD AND DETACH HERE

--------------------------------------------------------------------------------

                                                                        [X]
                                                                    Please mark
                                                                     your votes
                                                                    as indicated

       IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

       Proposal
       --------            _____________________________________________________

1. ELECTION OF DIRECTORS   [_] FOR all nominees      [_] WITHOUT AUTHORITY
   To elect the nominees       except those deleted.     to vote for directors.
   listed below.

To withhold authority to vote for any nominees, please strike out their names below.

     John D. Determan, Theodore L. Arena, Ronald A. Provera, Louis A. Arena, Santo Zito, Thomas J. Mulroney, John M. Boukather and Joseph W. Wolbers.

2. In their discretion, to vote on such other business as may properly come before the meeting.

                                    ______
                                          | PLEASE MARK, DATE, SIGN AND
                                          | RETURN PROXY CARD PROMPTLY
                                          | IN THE ENCLOSED ENVELOPE.


                                         Mark [_] if you plan to attend meeting.

Signature(s) __________________________    Date _______________________________

NOTE: Please sign exactly as name appears above. If signing as representative, state capacity.

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                             FOLD AND DETACH HERE